Exhibit 16.1

JAMES STAFFORD
James Stafford, Inc. Chartered Accountants Suite 350 – 1111 Melville Street Vancouver, British Columbia Canada V6E 3V6 Telephone +1 604 669 0711 Facsimile +1 604 669 0754 www.JamesStafford.ca

16 July 2014

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Subject:	Dynamic Gold Corp.

Dear Sirs:

We have read the statements, included under Item 4.01 of the Form 8-K of Dynamic Gold Corp. dated 16 July 2014, regarding our resignation as the Company’s independent registered public accounting firm. We agree with such statements made regarding our firm.

Yours truly,

Chartered Accountants